Exhibit 99.1

Tenet Reports Second Quarter 2011 Results

Adjusted EBITDA of $277 Million, an Increase of 3.4 Percent

Earnings per Diluted Share of $0.11 Per Share, as Compared to $0.05 Per Share in Q2’10

Net Operating Revenues of $2.374 Billion, an Increase of 3.1 Percent

Confirms Outlook Range for 2011 Adjusted EBITDA of $1.175 Billion to $1.275 Billion

Outlook for 2011 Diluted EPS Raised by 3 Cents

Key Metrics (all percentage changes compare Q2’11 to Q2’10)

•	3.1 percent growth in net operating revenues to $2.374 billion, an increase of $71 million

•	1.0 percent growth in adjusted admissions, the 3rd consecutive quarter of positive growth

•	0.1 percent decline in paying admissions

•	Earnings per diluted share from continuing operations of $0.09 per share, an increase of $0.02, or 29 percent, excluding $0.01 per share of litigation and impairment pre-tax expense of $10 million

DALLAS – August 2, 2011 – Tenet Healthcare Corporation (NYSE:THC) today reported adjusted EBITDA of $277 million for the second quarter ended June 30, 2011, an increase of $9 million, or 3.4 percent, compared to $268 million for the second quarter of 2010. Income from continuing operations, before income taxes, was $66 million in the second quarter of 2011, an increase of $1 million, or 1.5 percent, as compared to $65 million in the second quarter of 2010. Net income attributable to common shareholders was $55 million, or $0.11 per diluted share, compared to $25 million, or $0.05 per diluted share, for the second quarter of 2010.

“Our results for the second quarter extended the positive momentum we reported in recent quarters,” said Trevor Fetter, president and chief executive officer. “Net revenues grew by 3.1 percent reflecting growth of 1.0 percent in adjusted admissions and 1.1 percent growth in surgeries. These increases provide additional evidence that our growth initiatives are gaining traction. Based on the solid performance for the first half of the year, we are reconfirming our Outlook for 2011 Adjusted EBITDA in the existing range of $1.175 billion to $1.275 billion.”

Discussion of Results (Percentage changes compare Q2’11 to Q2’10, unless otherwise noted.)

Adjusted EBITDA grew by 3.4 percent reflecting growth in adjusted admissions, improvements in commercial pricing, sustained cost control, and a decline in bad debt expense. These favorable items more than offset pressures from declines in government reimbursement rates. Adjusted EBITDA also reflected Healthcare Information Technology (“HIT”) incentive payments which offset incremental current period implementation and operating expense associated with Tenet’s HIT initiative. Adjusted EBITDA was adversely impacted by a retroactive Medicaid adjustment enacted by one state.

Adjusted admissions increased by 1.0 percent. Admissions and paying admissions declined by 0.2 and 0.1 percent, respectively.

Net operating revenues were $2.374 billion, an increase of $71 million, or 3.1 percent, compared to net operating revenues of $2.303 billion in the second quarter of 2010. Net operating revenues in the second quarter of 2011 included Medicaid HIT incentive payments recorded in other non-patient revenues. Net patient revenues per adjusted patient day increased by 2.0 percent.

Acuity was unchanged in the second quarter of 2011 as compared to the second quarter of 2010. The impact of continuing favorable pricing increases on commercial volumes was partially offset by changes in government reimbursement. Growth in imaging volumes made a positive contribution to operating margins although this volume growth moderated increases in the quarter’s pricing metrics.

Total controllable operating expenses were $1.926 billion, an increase of $64 million, or 3.4 percent. This increase reflects annual salary increases for our broad employee population and increases in HIT implementation and operating expenses. Controllable operating expenses is defined as the sum of salaries, wages and benefits, supplies, and other operating expenses.

The sum of uninsured and charity admissions declined by 1.9 percent. Bad debt expense was $171 million, a decline of $2 million. Last year’s second quarter bad debt expense included a favorable $28 million adjustment for Medicare bad debts. The current quarter benefited from lower uninsured revenues and favorable resolution of aged accounts.

Net cash provided by operating activities was $178 million in the second quarter of 2011 compared to $191 million in the second quarter of 2010, a decrease of $13 million. Capital expenditures were $82 million in the second quarter of 2011, as compared to $77 million in the second quarter of 2010. Cash and cash equivalents were $264 million at June 30, 2011, a decrease of $3 million, from $267 million at March 31, 2011. Cash usage in the second quarter of 2011 includes the use of $72 million to repurchase 11.5 million shares of the Company’s common stock and $22 million for the purchase of four outpatient centers. Through July 31, the Company has repurchased an aggregate total of 16.8 million shares of common stock, representing 3.4 percent of outstanding common shares, at an average price of $6.24 per share, for an expenditure of approximately $105 million.

The Company raised its Outlook for 2011 diluted earnings per share by three cents as a result of lower tax expense and a reduced share count related to the Company’s share buyback program.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss second quarter 2011 results on a webcast scheduled for 10:00 AM (ET) on August 2, 2011. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before today’s webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2010, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2011	%	2010	%	Change

Net operating revenues	$2,374	100.0%	$2,303	100.0%	3.1%
Operating expenses:
Salaries, wages and benefits	999	42.1%	969	42.1%	3.1%
Supplies	399	16.8%	395	17.2%	1.0%
Provision for doubtful accounts	171	7.2%	173	7.5%	(1.2)%
Other operating expenses, net	528	22.2%	498	21.6%	6.0%
Depreciation and amortization	104	4.4%	97	4.2%	7.2%
Impairment of long-lived assets and goodwill, and restructuring charges, net	2	0.1%	(2)	(0.1)%
Litigation and investigation costs	8	0.3%	2	0.1%

Operating income	163	6.9%	171	7.4%
Interest expense	(98)		(107)
Investment earnings	1		1

Income from continuing operations, before income taxes	66		65
Income tax expense	(18)		(20)

Income from continuing operations, before discontinued operations	48		45
Discontinued operations:
Loss from operations	(3)		(5)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(3)
Income tax benefit (expense)	18		(2)

Income (loss) from discontinued operations	15		(10)

Net income	63		35
Less: Preferred stock dividends	6		6
Less: Net income attributable to noncontrolling interests	2		4

Net income attributable to Tenet Healthcare Corporation common shareholders	$55		$25

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$40		$35
Income (loss) from discontinued operations, net of tax	15		(10)

Net income attributable to Tenet Healthcare Corporation common shareholders	$55		$25

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.08		$0.07
Discontinued operations	0.03		(0.02)

	$0.11		$0.05

Diluted
Continuing operations	$0.08		$0.07
Discontinued operations	0.03		(0.02)

	$0.11		$0.05

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,794		484,610
Diluted	503,748		502,549

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2011	%	2010	%	Change

Net operating revenues	$4,880	100.0%	$4,642	100.0%	5.1%
Operating expenses:
Salaries, wages and benefits	2,034	41.7%	1,956	42.1%	4.0%
Supplies	803	16.5%	793	17.1%	1.3%
Provision for doubtful accounts	353	7.2%	362	7.8%	(2.5)%
Other operating expenses, net	1,034	21.2%	965	20.8%	7.2%
Depreciation and amortization	205	4.2%	192	4.1%	6.8%
Impairment of long-lived assets and goodwill, and restructuring charges, net	10	0.2%	(2)	—%
Litigation and investigation costs	19	0.4%	4	0.1%

Operating income	422	8.6%	372	8.0%
Interest expense	(216)		(216)
Investment earnings	2		2

Income from continuing operations, before income taxes	208		158
Income tax expense	(69)		(23)

Income from continuing operations, before discontinued operations	139		135
Discontinued operations:
Loss from operations	(18)		—
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(2)
Income tax benefit (expense)	24		(3)

Income (loss) from discontinued operations	6		(5)

Net income	145		130
Less: Preferred stock dividends	12		12
Less: Net income attributable to noncontrolling interests	5		5

Net income attributable to Tenet Healthcare Corporation common shareholders	$128		$113

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$122		$118
Income (loss) from discontinued operations, net of tax	6		(5)

Net income attributable to Tenet Healthcare Corporation common shareholders	$128		$113

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.25		$0.24
Discontinued operations	0.01		(0.01)

	$0.26		$0.23

Diluted
Continuing operations	$0.24		$0.23
Discontinued operations	0.01		(0.01)

	$0.25		$0.22

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,848		483,263
Diluted	563,951		560,376

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(Dollars in millions)	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$264	$405
Accounts receivable, less allowance for doubtful accounts	1,258	1,143
Inventories of supplies, at cost	156	156
Income tax receivable	1	22
Current portion of deferred income taxes	249	282
Assets held for sale	11	14
Other current assets	375	289

Total current assets	2,314	2,311
Investments and other assets	171	164
Deferred income taxes, net of current portion	543	627
Property and equipment, at cost, less accumulated depreciation and amortization	4,238	4,304
Goodwill	715	652
Other intangible assets, at cost, less accumulated amortization	454	442

Total assets	$8,435	$8,500

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$128	$67
Accounts payable	614	720
Accrued compensation and benefits	357	363
Professional and general liability reserves	96	84
Accrued interest payable	117	115
Accrued legal settlement costs	10	8
Other current liabilities	340	368

Total current liabilities	1,662	1,725
Long-term debt, net of current portion	3,989	3,997
Professional and general liability reserves	369	383
Accrued legal settlement costs	22	22
Other long-term liabilities	503	554

Total liabilities	6,545	6,681
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	—
Equity:
Shareholders’ equity:
Preferred stock	334	334
Common stock	27	27
Additional paid-in capital	4,425	4,449
Accumulated other comprehensive loss	(43)	(43)
Accumulated deficit	(1,382)	(1,522)
Common stock in treasury, at cost	(1,551)	(1,479)

Total shareholders’ equity	1,810	1,766
Noncontrolling interests	64	53

Total equity	1,874	1,819

Total liabilities and equity	$8,435	$8,500

TENET HEALTHCARE CORPORATION

CONSOLIDATED CASH FLOW DATA

(Unaudited)

(Dollars in millions)	Six Months Ended June 30,
	2011	2010
Net income	$145	$130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	205	192
Provision for doubtful accounts	353	362
Deferred income tax expense	91	12
Stock-based compensation expense	12	13
Impairment of long-lived assets and goodwill, and restructuring charges, net	10	(2)
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	17	3
Amortization of debt discount and debt issuance costs	15	15
Litigation and investigation costs	19	4
Pre-tax loss from discontinued operations	18	2
Other items, net	(5)	1
Changes in cash from operating assets and liabilities:
Accounts receivable	(470)	(377)
Inventories and other current assets	(58)	(8)
Income taxes	(26)	50
Accounts payable, accrued expenses and other current liabilities	(118)	(164)
Other long-term liabilities	8	(18)
Payments against reserves for restructuring charges and litigation costs	(21)	(51)
Net cash provided by (used in) operating activities from discontinued operations, excluding income taxes	(19)	5

Net cash provided by operating activities	176	169
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(198)	(148)
Construction of new and replacement hospitals	—	(12)
Purchases of businesses or joint venture interest	(42)	(2)
Proceeds from sales of facilities and other assets — discontinued operations	—	18
Proceeds from sales of marketable securities, long-term investments and other assets	10	16
Other items, net	(1)	2

Net cash used in investing activities	(231)	(126)
Cash flows from financing activities:
Repayments of borrowings	(2)	(12)
Proceeds from borrowings	—	1
Repurchases of common stock	(72)	—
Cash dividends on preferred stock	(12)	(12)
Distributions paid to noncontrolling interests	(4)	(3)
Other items, net	4	4

Net cash used in financing activities	(86)	(22)

Net increase (decrease) in cash and cash equivalents	(141)	21
Cash and cash equivalents at beginning of period	405	690

Cash and cash equivalents at end of period	$264	$711

Supplemental disclosures:
Interest paid, net of capitalized interest	$(182)	$(201)
Income tax refunds, net	$20	$34

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change

Net inpatient revenues	$1,497	$1,478	1.3%	$3,150	$3,022	4.2%
Net outpatient revenues	$751	$733	2.5%	$1,484	$1,439	3.1%

Number of acute care hospitals (at end of period)	49	49	—	49	49	—	*
Licensed beds (at end of period)	13,420	13,420	—%	13,420	13,420	—%
Average licensed beds	13,445	13,435	0.1%	13,451	13,433	0.1%
Utilization of licensed beds	49.5%	50.3%	(0.8)	51.4%	52.1%	(0.7)	*
Patient days	605,216	614,365	(1.5)%	1,250,382	1,267,317	(1.3)%
Adjusted patient days	926,328	929,186	(0.3)%	1,889,367	1,887,434	0.1%
Net inpatient revenue per patient day	$2,473	$2,406	2.8%	$2,519	$2,385	5.6%
Admissions	127,503	127,751	(0.2)%	260,852	260,350	0.2%
Adjusted patient admissions	196,862	194,828	1.0%	397,215	390,737	1.7%
Net inpatient revenue per admission	$11,741	$11,569	1.5%	$12,076	$11,607	4.0%
Average length of stay (days)	4.7	4.8	(0.1)	4.8	4.9	(0.1)	*
Surgeries	92,250	91,285	1.1%	181,004	179,283	1.0%
Net outpatient revenue per visit	$739	$741	(0.3)%	$732	$741	(1.2)%
Outpatient visits	1,015,830	988,706	2.7%	2,026,678	1,941,621	4.4%

Sources of net patient revenue
Medicare	23.6%	23.2%	0.4	23.4%	24.2%	(0.8)	*
Medicaid	7.5%	9.3%	(1.8)	9.6%	9.0%	0.6	*
Managed care	58.0%	56.5%	1.5	56.2%	56.0%	0.2	*
Indemnity, self-pay and other	10.9%	11.0%	(0.1)	10.8%	10.8%	—	*

*	This change is the difference between the 2011 and 2010 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2011 by Calendar Quarter

(Unaudited)

			Six Months
(Dollars in millions except per share amounts)	Three Months Ended		Ended
	3/31/11	6/30/11	06/30/11

Net operating revenues	$2,506	$2,374	$4,880
Operating expenses:
Salaries, wages and benefits	1,035	999	2,034
Supplies	404	399	803
Provision for doubtful accounts	182	171	353
Other operating expenses, net	506	528	1,034
Depreciation and amortization	101	104	205
Impairment of long-lived assets and goodwill, and restructuring charges	8	2	10
Litigation and investigation costs	11	8	19

Operating income	259	163	422
Interest expense	(118)	(98)	(216)
Investment earnings	1	1	2

Income from continuing operations, before income taxes	142	66	208
Income tax expense	(51)	(18)	(69)

Income from continuing operations, before discontinued operations	91	48	139
Discontinued operations:
Loss from operations	(15)	(3)	(18)
Income tax benefit	6	18	24

Income (loss) from discontinued operations	(9)	15	6

Net income	82	63	145
Less: Preferred stock dividends	6	6	12
Less: Net income attributable to noncontrolling interests	3	2	5

Net income attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$128

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.08	$0.25
Discontinued operations	(0.02)	0.03	0.01

	$0.15	$0.11	$0.26

Diluted
Continuing operations	$0.16	$0.08	$0.24
Discontinued operations	(0.02)	0.03	0.01

	$0.14	$0.11	$0.25

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,902	486,794	486,848
Diluted	565,181	503,748	563,951

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2011 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended		Six Months Ended 06/30/11
	03/31/11	06/30/11

Net inpatient revenues	$1,653	$1,497	$3,150
Net outpatient revenues	$733	$751	$1,484

Number of acute care hospitals (at end of period)	49	49	49
Licensed beds (at end of period)	13,457	13,420	13,420
Average licensed beds	13,457	13,445	13,451
Utilization of licensed beds	53.3%	49.5%	51.4%
Patient days	645,166	605,216	1,250,382
Adjusted patient days	963,039	926,328	1,889,367
Net inpatient revenue per patient day	$2,562	$2,473	$2,519
Admissions	133,349	127,503	260,852
Adjusted patient admissions	200,353	196,862	397,215
Net inpatient revenue per admission	$12,396	$11,741	$12,076
Average length of stay (days)	4.8	4.7	4.8
Surgeries	88,754	92,250	181,004
Net outpatient revenue per visit	$725	$739	$732
Outpatient visits	1,010,848	1,015,830	2,026,678

Sources of net patient revenue
Medicare	23.2%	23.6%	23.4%
Medicaid	11.6%	7.5%	9.6%
Managed care	54.4%	58.0%	56.2%
Indemnity, self-pay and other	10.8%	10.9%	10.8%

Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2011 and 2010.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet

Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income attributable to Tenet Healthcare Corporation common shareholders	$55	$25	$128	$113
Less: Net income attributable to noncontrolling interests	(2)	(4)	(5)	(5)
Preferred stock dividends	(6)	(6)	(12)	(12)
Income (loss) from discontinued operations, net of tax	15	(10)	6	(5)

Income from continuing operations	48	45	139	135
Income tax expense	(18)	(20)	(69)	(23)
Investment earnings	1	1	2	2
Interest expense	(98)	(107)	(216)	(216)

Operating income	163	171	422	372
Litigation and investigation costs	(8)	(2)	(19)	(4)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(2)	2	(10)	2
Depreciation and amortization	(104)	(97)	(205)	(192)

Adjusted EBITDA	$277	$268	$656	$566

Net operating revenues	$2,374	$2,303	$4,880	$4,642

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.7%	11.6%	13.4%	12.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions)	Low	High

Net income attributable to Tenet Healthcare Corporation common shareholders	$162	$252
Less:
Net income attributable to noncontrolling interests	(15)	(10)
Preferred stock dividends	(24)	(24)
Loss from discontinued operations, net of tax	(15)	(10)

Income from continuing operations	216	296
Income tax expense	(122)	(173)

Income from continuing operations, before income taxes	338	469
Interest expense, net	(405)	(385)

Operating income	743	854
Litigation and investigation costs	(22)	(11)
Impairment of long-lived assets and goodwill, and restructuring charges	(20)	(10)
Depreciation and amortization	(390)	(400)

Adjusted EBITDA	$1,175	$1,275

Net operating revenues	$9,700	$9,900
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.1%	12.9%

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Net Income Attributable to Tenet Healthcare Corporation

Common Shareholders for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions except per share amounts)	Low	High
Adjusted EBITDA (from Table # 2, above)	$1,175	$1,275
Depreciation and amortization	(390)	(400)
Interest expense, net	(405)	(385)

Normalized income from continuing operations before income taxes	380	490
Income tax expense (a)	(138)	(181)

Normalized income from continuing operations (a)	242	309
Preferred stock dividends	(24)	(24)
Net income attributable to noncontrolling interests	(15)	(10)

Normalized net income attributable to Tenet Healthcare Corporation common shareholders (a)	$203	$275

Weighted average shares outstanding (in millions)	499	558 (b)
Normalized earnings per share – continuing operations (a)	$0.41	$0.54 (b)

(a)	Uses tax rate of 39 percent excluding unusual adjustments.
(b)

An additional 59 million shares are included as our mandatory convertible preferred stock is dilutive at this level of earnings and the $24 million of preferred stock dividends are excluded for earnings per share computation purposes.